UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OZOP ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	35-2540672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 N Main Street

Florida, NY 10921

(845) 544-5112

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian P. Conway

Chief Executive Officer

26 N Main Street

Florida, NY 10921

(845) 544-5112

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Brunson Chandler & Jones PLLC

175 S Main Street, Suite 1410

Salt Lake City, UT 84111

(801) 303-5730

chase@bcjlaw.com

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Smaller reporting company ☒
Non-accelerated filer ☐	Emerging growth company ☐
Accelerated filer ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $0.001 per share
Warrants
Units (2)
Maximum Offering			$30,000,000	$2,781

(1)	Pursuant to Form S-3 General Instructions II.D, information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Each unit will be comprised of one or more shares of common stock and one or more warrants, in any combination, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October __, 2021

PROSPECTUS

Ozop Energy Solutions, Inc.

Up to $30,000,000

Common Stock

Warrants

Units

Ozop Energy Solutions, Inc. (“Ozop” or the “Company”) may offer and sell from time to time in one or more offerings of up to thirty million dollars ($30,000,000) in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the related prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is currently quoted on the OTC Markets Pink under the symbol “OZSC.” On September 30, 2021, the closing price of the common stock as reported was $0.0445 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our independent registered public accounting firms have included a “going concern” paragraph in the notes to our condensed consolidated financial statements.

The date of this prospectus is ______________________, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $30 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus in their entirety before you invest in our securities.

Unless the context otherwise requires, all references in this prospectus to “Ozop,” “we,” “us,” “our,” “the Company” or similar words refer to Ozop Energy Solutions, Inc, a Nevada corporation, together with its consolidated subsidiaries, taken as a whole.

Shelf Registration

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings of up thirty million dollars ($30,000,000). The securities may be shares of common stock, warrants to purchase common stock, and units consisting of common stock and warrants. We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. You should also read the information discussed under “Risk Factors,” which describes the risks of investing in our securities.

Neither we, nor any agent, underwriter or dealer have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus to which we have referred you. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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Company Overview

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada. On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company to “Ozop Energy Solutions, Inc.”

Ozop Energy Systems Overview

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

OES is actively engaged in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. On April 15, 2021, OES signed a five-year lease beginning June 1, 2021, for approximately 8,100 SF in California. We are engaged in multiple business lines that include Project Development as well as Equipment Distribution. Our solar and energy storage projects involve large-scale battery and solar photovoltaics (PV) installations. The utility-scale storage business is based on an arbitrage business model in which we install multiple 1+ megawatt batteries, charge them with off-peak grid electricity under contract with the utility, then sell the power back during peak load hours at a premium, as dictated by prevailing electricity tariffs.

Solar PV: Our PV business model involves the design and construction of electrical generating PV systems that can resell power to the utilities or be used for off grid use as part of our developing Neo-Grids solution. The Neo-Grids proprietary program, patent pending, was developed for the off-grid distribution of electricity to reduce the rates, fees and charges currently burdening the EV Charging and residential carport sectors. It will also reduce the lengthy permitting processes and streamline the installations.

Electric Vehicle Chargers: The Neo-Grids, patent pending, is comprised of the design, engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. Neo-Grids will serve both the private auto and the commercial sectors. OES has license rights to the proprietary “flow” that was filed with the United States Patent and Trademark Office in March 2021. The exponential growth of the EV industry has been accelerated by the recent major commitments of most of the major car manufacturers. Our Neo-Grids business model leverages this accelerated growth by offering (1) charging locations that can be installed at a significant discount to utility-tied installations and (2) EV charger electricity that is both renewable and less expensive than comparable grid supplied power as offered by local suppliers.

OES has developed a business plan for the Neo Grids distribution solution that is being executed now and will be coming out of Research and Development for proof of concept in Q4 2021. Having identified several manufacturers and established a supply line for EV chargers, we have entered into agreements for EV charger installations as part of this proof of concept and plan to service them under multi-year agreements.

Equipment Distributor: OES has entered the component supply/distribution side of the renewable, resiliency and energy storage industries distributing the core components associated with commercial solar PV systems as well as onsite battery storage and power generation. The components we are distributing include PV panels, solar inverters, solar mounting systems, stationary batteries, onsite generators and other associated electrical equipment and components that are all manufactured by multiple companies, both domestic and international. These core products are sourced from management-developed relationships and are distributed through our existing network and our in-house sales team.

OES management has decades of experience in the renewable, storage and resilient energy businesses and associated markets, which include but are not limited to project finance, project development, equipment finance, construction, utility protocol, regulatory policy and technology assessment.

Power Conversion Technologies Overview

On July 10, 2020, the Company entered into a Stock Purchase Agreement (the “SPA”) with Power Conversion Technologies, Inc., a Pennsylvania corporation (“PCTI”), wherein the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI.

PCTI has the technology and capability to enter the solar inverter and energy storage market since many of these technologies are being manufactured outside of the U.S. The U.S. has a manufacturing sector for racking and a small sector for modules, but inverters and energy storage are not as robust domestically. PCTI is working to bring a line of both solar inverters and stationary energy storage products to market.

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The current solar inverter market is dominated by five companies: SMA, CPS Solar, SolarEdge, Solectria and Enphase. PCTI is planning to develop a line of large commercial/industrial inverters for the solar industry that are in a similar space as their current line of inverters. PCTI will also analyze the utility inverter market for large scale/utility solar and wind generation. The Company will continue to evaluate the residential and small commercial inverter market to determine if this is a segment to enter in the future.

PCTI has four main product lines: DC Power Supplies from 5KW to 2MW, Battery chargers from 5KW to 2MW, DC/AC inverters to 1.5MVA and frequency converters up to 1MVA.

PCTI wants to engage the energy storage market. Developing energy storage products will not only serve the current needs of the renewable energy and utility markets for frequency regulation but also the long-term needs of addressing capacity issues that exist with or without renewable energy. PCTI is also currently using its unique mobile energy storage inverters and battery chargers to expand upon its capabilities within the maritime and container terminal industry.

Electric Vehicle Chargers: PCTI is analyzing the best way to apply their technology to the rapidly growing EV industry also zeroing in on EV charging stations. PCTI is analyzing the potential of providing the infrastructure for EV charging hubs for passenger vehicles and for heavy duty EVs. The heavy duty EV market has seen rapid growth in school busses, drayage trucks, Yard Hostlers, etc. and the costs of manufacturing these heavy duty EV’s has been decreasing rapidly, creating a need for heavy duty EV charging stations. The Heavy Duty Truck Electrification Market has a forecast of the compound annual growth rate of 14.3% and $25.5 Billion by 2027. The Global Electric Vehicle Market, valued at $118 Billion in 2017, is expected to reach $567 Billion by 2025, with a compound annual growth rate of 22.3%. Similar to heavy duty trucks and multiple EV charging stations, electric vessels for marine applications such as ferry boats are growing and present an opportunity for PCTI battery chargers.

Solar Inverters: PCTI sees an opportunity in entering the solar inverter market by using their existing technologies and applying them directly to the needs of solar inverters. The Company will be analyzing the existing market of foreign made inverters to provide a more substantial American made option. It will be the goal of PCTI to determine how to get the price point to be competitive as well as make sure new safety and fire codes are applied to their product as more states and countries are adopting codes such as these. The global solar inverter market is projected to be at $12.8 billion in 2020 and to grow at a compound annual growth rate of 15.5% from 2020 to 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described below before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described below could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, and results of operations. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Industry and Our Company

Readers should carefully consider the risks and uncertainties described below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the development of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our new business operations. Prospective investors should carefully consider the risk factors set out below.

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on us if the situation continues.

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The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should worsen, we may experience disruptions to our business including, but not limited to equipment, to our workforce, or to our business relationships with other third parties.

The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

The Company always maintains the ability for team members to work virtually.

We need to continue as a going concern if our business is to succeed.

Our independent registered public accounting firm reports on our audited financial statements for the years ended December 31, 2020, and 2019, indicate that there are a number of factors that raise substantial risks about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations, the excess of liabilities over assets, and our dependence upon obtaining adequate additional financing to pay our liabilities. If we are not able to continue as a going concern, investors could lose their investments.

Because of the unique difficulties and uncertainties inherent in technology development, we face a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology.

Product development involves significant time and expense and can be uncertain.

The development of technology and products for PCTI and OES is costly, complex and time-consuming. Any investment into product development often involves a long wait until a return, if any, is achieved on such investment. We continue to make significant investments in research and development relating to our technology and products. Investments in new technology and processes are inherently speculative.

If we do not obtain additional financing or sufficient revenues, our business will fail.

Our business plan calls for significant expenses in connection with developing our OES and PCTI systems and paying our current obligations. The Company will require additional financing to execute its business plan through raising additional capital and/or revenue. Obtaining additional financing is subject to a number of factors, including investor acceptance of OES and PCTI technology and current financial condition as well as general market conditions. These factors affect the timing, amount, terms or conditions of additional financing unavailable to us. And if additional financing is not arranged, the Company faces the risk of going out of business. The Company’s management is currently engaged in actively pursuing multiple financing options in order to obtain the capital necessary to execute the Company’s business plan. There is no history upon which to base any assumption as to the likelihood we will prove successful, and we can provide investors with no assurance that we will achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	competing products;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

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Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products and/or technology may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the market.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of patent, trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including designing and developing products using advanced and unproven technologies in solar and electric vehicle charging applications that are intended to operate in a variety of situations. Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

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The reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for on-grid solar electricity applications, or other public policies, such as tariffs or other trade remedies imposed on solar cells and modules, could negatively impact demand and/or price levels for our solar modules and systems and limit our growth or lead to a reduction in our net sales or increase our costs, thereby adversely impacting our operating results.

Although we believe that solar energy will experience widespread adoption in those applications where it competes economically with traditional forms of energy without any support programs, in certain markets our net sales and profits remain subject to variability based on the availability and size of government subsidies and economic incentives. Federal, state, and local governmental bodies in many states have provided subsidies in the form of rebates, tax incentives, and other incentives to end users. Many of these support programs expire, phase out over time, require renewal by the applicable authority, or may be amended. To the extent these support programs are reduced earlier than previously expected or are changed retroactively, such changes could negatively impact demand and/or price levels for our solar modules and systems, lead to a reduction in our net sales, and adversely impact our operating results.

Several of our key products are either single-sourced or sourced from a limited number of suppliers, and their failure to perform could cause delays and impair our ability to deliver solar modules to customers in the required quality and quantities and at a price that is profitable to us.

Our failure to obtain products that meet our quality, quantity, and cost requirements in a timely manner could interrupt or impair our ability to sell our solar modules or increase our product costs. Several of our key products are either single-sourced or sourced from a limited number of suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and adversely impact our operations.

We may be unable to profitably provide new product offerings or achieve sufficient market penetration with such offerings.

We may expand our portfolio of offerings to include solutions that build upon our core competencies but for which we have not had significant historical experience, including variations in our traditional product offerings or other offerings related to commercial and industrial customers. We cannot be certain that we will be able to ascertain and allocate the appropriate financial and human resources necessary to grow these business areas. We could invest capital into growing these businesses but fail to address market or customer needs or otherwise not experience a satisfactory level of financial return. Also, in expanding into these areas, we may be competing against companies that previously have not been significant competitors, such as companies that currently have substantially more experience than we do in the residential, commercial and industrial, or other targeted offerings. If we are unable to achieve growth in these areas, our overall growth and financial performance may be limited relative to our competitors and our operating results could be adversely impacted.

Material weaknesses in our internal control over financing reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

The Company believes that material weaknesses exist in our internal control over financial reporting as of December 31, 2020, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Risks Related to Our Securities

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

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Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

To fund its operations, the Company may conduct further offerings in the future, in which case our common stock will be diluted.

To fund its business operations, the Company anticipates continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest in the Company of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. The Company’s failure or inability to raise capital when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The Company may utilize debt financing to fund its operations.

If the Company undertakes debt financing to fund its operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to the Company, if at all. The Company’s failure or inability to obtain financing when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including:

●	our operating and financial performance and prospects;
●	our quarterly or annual earning or those of other companies in the same industry;
●	sales of our common stock by management of the Company;
●	public reaction to our press releases, public announcements and filing with the SEC;
●	changes in earnings estimates or recommendations by research analysts who track the Company’s common stock or the stock of other companies in the same industry;
●	strategic actions by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles; and
●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

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Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if the Company came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

Our shares of common stock are subject to the SEC’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for holders of common stock to sell their shares.

Penny stocks are generally defined as equity securities with a price of less than $5.00. Because our common stock trades at less than $5.00 per share, we are subject to the SEC’s penny stock rules that require a broker-dealer to deliver extensive disclosure to its customers before executing trades in penny stocks not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, and provide monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, unless the broker-dealer is otherwise exempt, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction before the sale. As a general rule, an individual with a net worth over $1,000,000 or an annual income over $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of shares of our common stock. These disclosure requirements may reduce the trading activity of our common stock, which may make it more difficult for shareholders of our common stock to resell their securities.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

The Company does not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative of or other variation on these words or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth in the “Risk Factors” section below.

Some of the factors that could cause actual results to differ from our expectations are:

●	the early state of the Company’s development;
●	the Company’s ability to continue as a going concern;
●	the Company’s ability to compete in an unproven market;
●	resistance by potential customers to new technologies;
●	performance issues with the Company’s products;
●	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;
●	reliance on key personnel;
●	introduction of competing products by other companies;
●	inflation and other changes in economic conditions, including changes in the financial markets;
●	security breaches and other system disruptions;
●	legislative and regulatory developments, especially in the gathering and use of information about private citizens;
●	weather conditions and natural disasters (including, but not limited to, the severity and frequency of storms, hurricanes, tornados and hail); and
●	acts of war and terrorist activities, among other man-made disasters.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus and in the information incorporated by reference are made only as of the date of this prospectus. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake and specifically decline any obligation to update or revise any forward-looking statements in this prospectus after we distribute this prospectus, or publicly announce the results of any revisions to any such statements to reflect future events or developments, whether as a result of any new information, future events or otherwise.

MANAGEMENT OF THE COMPANY

The Company currently has one executive officer:

Brian P. Conway. Mr. Conway, 50, is the Chief Executive Officer and Interim Chief Financial Officer, bringing 20 years of proven success in marketing and business development for both private and publicly traded companies. Starting off in database management and sales for Venture Direct on Madison Avenue, he crossed over to Wall Street. During this time, he has overseen national sales, marketing, business and product development, national account customers, and new business relations with international and U.S. companies while creating awareness for public companies with many of the nation’s top public relations firms. From October 1, 2014, through August 31, 2019, Mr. Conway was the CEO, CFO, and Director of Ngen Technologies, Inc. (f/k/a Liberated Solutions, Inc.). His relationships and experience with investment bankers, non-dilutive financing, and public relations should be instrumental in moving the Company forward in the upcoming months.

For further information regarding us and our financial information, you should refer to our filings with the SEC. See “Incorporation of Certain Documents by Reference.”

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the SEC. You can obtain these reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that are filed or furnished pursuant to Section 13 of the Exchange Act are available on our website at www.aitx.ai, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated into this prospectus by reference.

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information presented in the registration statement and its exhibits in accordance with SEC rules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents and are not intended to be comprehensive. For a complete description of the content of the documents, you should obtain copies of the full document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference the following:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed on April 15, 2021;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 17, 2021; and
●	Our Current Reports on Form 8-K filed on June 11, 2021, June 17, 2021, July 19, 2021, August 2, 2021, August 26, 2021, and September 2, 2021.

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on that form which are related to those items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and before the effectiveness of the registration statement and (ii) following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed. These documents include annual and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

You may request, at no cost, a copy of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, by writing or calling us at the following address or telephone number: Ozop Energy Solutions, Inc., Attention: Investor Relations, at 26 N Main Street, Florida, NY 10921, telephone: (845) 544-5112.

USE OF PROCEEDS

The Company will retain broad discretion over the use of the net proceeds from the sale of the securities. We currently intend to use the net proceeds for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

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DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Articles of Incorporation, as amended, authorizes us to issue up to 4,990,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. There is only one class of common stock. There are three class of preferred stock. See “Preferred Stock” below. Our Board of Directors may establish the rights and preferences of additional series of preferred stock from time to time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, FL 33764, phone number (303) 662-1112.

Common Stock

Rights of Shareholders

All shares of common stock offered by the Company will be fully paid and nonassessable upon issuance. Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of shareholders. They do not have cumulative voting rights. Electing a director requires a plurality of the votes cast by shareholders that are entitled to vote in the election. However, it should be noted that the Series C Preferred Stock shall have the right to vote as a class on all shareholder matters equal to sixty-seven (67%) percent of the total vote. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential divided rights of any series of preferred stock that we may designate and issue in the future.

If the Company is liquidated or dissolved, the holders of common stock are entitled to receive a proportionate share of the net assets of the Company that are available for distribution to shareholders after the payment of all debts and other liabilities of the Company and subject to the senior rights of holders of preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See “Preferred Stock” below.

Nevada Law

Nevada law contains provisions that govern an “acquisition of controlling interest” in a Nevada corporation. The control share provisions generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore those voting rights in whole or in part. However, the Company’s securities are not subject to these control share provisions because the Company’s articles of incorporation, as permitted by Nevada law, specifically exempt the Company from the control share provisions.

In addition, Nevada law contains a provision that prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a business “combination,” unless certain conditions are met. Nevertheless, the Company’s articles of incorporation, as permitted by Nevada law, specifically exempt the Company from these “interested stockholder” provisions.

Preferred Stock

The Company currently has three series of preferred stock, Series C has voting rights equal to 67% of the total voting rights, Series D and E have no voting rights on any matters other than those directly affecting the respective series:

Series C Preferred Stock: There are 50,000 shares of Series C Preferred Stock (“Series C Preferred Shares”) authorized. The Series C Preferred Shares have no conversion rights and no dividend rights. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the Holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to sixty-seven (67%) percent of the total vote.

Series D Preferred Stock: There are 4,570 shares of Series D Preferred Stock (“Series D Preferred Shares”) authorized. The holders of the Series D Preferred Shares shall not be entitled to receive dividends and shall not have any liquidation rights. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing that number by the number of shares of Series D Preferred Shares being converted.

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Series E Preferred Stock: There are 3,000 shares of Series E Preferred Stock (“Series E Preferred Shares”) authorized. The holders of the Series E Shares shall not be entitled to receive dividends. No holder of the Series E Preferred Shares shall be entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, except as may be otherwise expressly required by law. At any time, the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Preferred Stock (“Optional Redemption”) at $1,000 (one thousand dollars) per share.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock. We may offer warrants separately or together with one or more additional warrants or common stock, as described in the related prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the common stock in the unit before the expiration date of the warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the related prospectus supplement and any related free writing prospectus as well as the complete warrant agreements and warranty certificates that contain the terms of the warrants. Each related prospectus supplement will describe the terms of any warrants being offered, including but not limited to the following:

●	the specific designation and total number of warrants and the offering price at which the warrants will be issued;
●	the date on which the right to exercise the warrants will begin and will end, or if the warrants are not continuously exercisable, the specific dates or periods in which you may exercise the warrants;
●	whether the warrants will be sold separately or with common stock as parts of units;
●	if the warrants are issued as part of a unit, the date, if any, on which the common stock will be separately transferable;
●	a description of the common stock purchasable upon exercise of the warrants;
●	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
●	any redemption or call provisions of the warrants;
●	if any, the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants;
●	information with respect to book-entry procedures, if any;
●	the identity of the warrant agent for the warrants;
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants; and
●	any applicable material U.S. federal income tax consequences.

It should be noted that holders of warrants will not be entitled to: (i) vote, consent or receive dividends, (ii) receive notice of shareholders with respect to any meeting of shareholders on any matter, and (iii) exercise any rights as shareholders of the Company.

DESCRIPTION OF UNITS

We may issue units consisting of common stock and warrants as described in the related prospectus supplement. We may issue units in one or more series, which will be described in the related prospectus supplement. The following description, together with the additional information included in any related prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions. We will file the form of each unit agreement relating to units offered under this prospectus as an exhibit to the registration statement of which this prospectus is a part or will incorporate the form of unit agreement by reference from another report that we file with the SEC. Each related prospectus supplement will describe the terms of any units being offered, including but not limited to the following:

●	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	any additional terms of the units;
●	any additional terms of the governing unit agreement, if applicable;
●	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or common stock; and
●	any applicable material U.S. federal income tax consequences.

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PLAN OF DISTRIBUTION

We may sell securities directly to purchasers, through underwriters, dealers or agents, or through a combination of these methods of sale. We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the related prospectus supplement, on a firm commitment basis.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The securities may be distributed from time to time in one or more transactions at a fixed price, at a price that may be changed from time to time, at the market price prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the public offering price and the proceeds we will receive from the sale; the name of any selling agent or underwriters; any discounts or commissions to be allowed or re-allowed or paid to any agent, underwriter, or dealers; any discounts or commissions to be allowed or re-allowed or paid to any agent or underwriters; and all other items constituting underwriting or selling compensation.

If the Company uses any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

We may sell securities directly or through dealers or agents we designate from time to time. We will name any dealer or agent involved in the offering and sale of securities, and we will describe any commissions we will pay the dealer or agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We will disclose in the related prospectus supplement for an offering if any persons participating in the offering, in order to facilitate the offering of the offered securities, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be named in the related prospectus supplement (or a post-effective amendment). In addition, we may otherwise lend or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and a related prospectus supplement. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the related prospectus supplement.

Any common stock offered under this prospectus will be listed on the Over-the-Counter (OTC) Market Pink Sheets under the symbol “OZSC,” but any other securities may or may not be listed on a national securities exchange.

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LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon by Brunson Chandler & Jones, PLLC, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Ozop Energy Solutions, Inc., a Nevada corporation (the “Company”), as of December 31, 2020, and December 31, 2019, and for the two years then ended have been incorporated by reference into this prospectus from the Company Annual Report on Form 10-K upon the reports of Prager Metis CPA’s LLC, independent registered public accounting firm, and Goff Backa Alfera & Company, LLC, and upon the authority of said firms as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the provisions of the Company’s charter documents or bylaws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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$30,000,000

OZOP ENERGY SOLUTIONS, INC.

Common Stock

Warrants

Units

Prospectus

Dated _______________________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the fees and expenses, other than underwriting discounts or commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except for the registration fee. All of the expenses below will be paid by the Registrant.

SEC Registration Fee		$3,273.00
Transfer Agent’s Fees and Expenses	$	______________	(1)
Legal Fees and Expenses	$	______________	(1)
Accounting Fees and Expenses	$	______________	(1)
Printing Fees and Expenses	$	______________	(1)
Miscellaneous Fees and Expenses	$	______________	(1)

(1) These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits

Exhibit Index

Exhibit No.	Item

4.1	Amended and Restated Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 10, 2020)

4.2	Amended and Restated Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 2, 2021)

4.3	Certificate of Designation of Series E Preferred Stock (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on July 10, 2020)

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

5.1**	Opinion of Brunson Chandler & Jones, PLLC

23.1**	Consent of Prager Metis CPA’s LLC

23.2**	Consent of Goff Backa Alfera & Company, LLC

23.3**	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1)

* To be filed by an amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act

** Filed herewith

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the “Securities Act”):
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That, for purposes of determining any liability under the Securities Act,

(i)	The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)	Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florida, State of New York, on October 1, 2021.

OZOP ENERGY SOLUTIONS INC.

By:	/s/ Brian Conway
Brian Conway, CEO and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of October 1, 2021.

Signature	Title

/s/ Brian Conway	Chief Executive Officer
Brian Conway	(Principal Executive Officer)
(Director)

/s/ Brian Conway	Chief Financial Officer
Brian Conway	(Principal Financial Officer)
(Principal Accounting Officer)

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